                                                                     EXHIBIT 4.3



                   _________________________________________

                     FORD CREDIT AUTO GRANTOR TRUST ____-_

                           ASSET BACKED CERTIFICATES

                     _____________________________________




                     FORD CREDIT AUTO RECEIVABLES TWO L.P.
                                     Seller


                           FORD MOTOR CREDIT COMPANY
                                    Servicer


                                     ______
                           Trustee and Class A Agent



                               _________________


                        POOLING AND SERVICING AGREEMENT
                          Dated as of ______ __, ____


                               _________________

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I       Creation of Trust  . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II      Conveyance of Receivables. . . . . . . . . . . . . . . . . . .   2

ARTICLE III     Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV      Acceptance by Trustee. . . . . . . . . . . . . . . . . . . . .   3

ARTICLE V       Incorporation of Standard Terms
                  and Conditions of Agreement. . . . . . . . . . . . . . . . .   4

ARTICLE VI      Special Definitions and Terms. . . . . . . . . . . . . . . . .   4

ARTICLE VII     Additional Representations
                  and Warranties of the Seller. . . . . . . . . . . . . . . . .  7

ARTICLE VIII    Ford Motor Credit Company Not
                  to Resign as Servicer . . . . . . . . . . . . . . . . . . . .  8

ARTICLE IX      Agent for Service . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE X       Additional Covenants of the Seller. . . . . . . . . . . . . . .  9


          Schedule A -- List of Receivables

          Schedule B -- Location of Receivables

     This Pooling and Servicing Agreement, dated as of ______ __,____, is made with respect to the formation of the Ford Credit Auto Grantor Trust ____-_, among FORD CREDIT AUTO RECEIVABLES TWO L.P., a Delaware limited partnership, as Seller ("Seller"), FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Servicer ("Servicer"), and ______, a ______ corporation, as trustee (in such capacity, the "Trustee") and as agent (the "Class A Agent").

     WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

     Section 1.1 Creation of Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created the Ford Credit Auto Grantor Trust
____-_.


                                   ARTICLE II

     Section 2.1 Conveyance of Receivables. In consideration of the Trustee's delivery to, or upon the order of, the Seller of Certificates ("Certificates") in an aggregate amount equal to the Original Pool Balance, the Seller does hereby irrevocably sell, transfer, assign, and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following: (i) the Receivables listed in Schedule A hereto and all monies paid thereon and due thereon on or after the Cutoff Date (including any monies received prior to the Cutoff Date that are due on or after the Cutoff Date and were not used to reduce the principal balances of the Receivables); (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (iii) rights to receive proceeds with respect to the Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (iv) Dealer Recourse; (v) all of the Seller's rights to the Receivable Files; (vi) the

Certificate Distribution Account and the Collection Account and all amounts, securities, investments and other property deposited in or credited to either of the foregoing and all proceeds thereof; (vii) all of the Seller's rights under the Pooling and Servicing Agreement; (viii) all of the Seller's rights under the Purchase Agreement, including the right of the Seller to cause Ford Credit to repurchase Receivables from the Seller; (ix) payments and proceeds with respect to the Receivables held by the Servicer; (x) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by the Servicer or purchased by the Seller); (xi) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and (xii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.


                                  ARTICLE III

                                    Reserved


                                   ARTICLE IV

     Section 4.1 Acceptance by Trustee. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 2.1, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.

                                   ARTICLE V

     Section 5.1 Incorporation of Standard Terms and Conditions of Agreement. This Pooling and Servicing Agreement does hereby incorporate by reference the Standard Terms and Conditions of Agreement for Ford Credit Auto Grantor Trusts dated as of ______ __, ____ ("Standard Terms and Conditions of Agreement"), in the form attached hereto.


                                   ARTICLE VI

     Section 6.1 Special Definitions and Terms. Whenever used in the Standard Terms and Conditions of Agreement and in this Pooling and Servicing Agreement, the following words and phrases shall have the following meanings:

     The "Class A Percentage" means ___%.

     The "Class B Percentage" means ___%.

     The "Corporate Trust Office" at the date hereof is located at

     ______
     ______
     ______

     The "Cutoff Date" shall be ______ __, ____.

     The first "Distribution Date" shall be ______ __, ____.

     The "Optional Purchase Percentage" shall be 10%.

     The "Original Pool Balance" is $______.

     The "Pass-Through Rate" is ___% per annum.

     The "Purchase Agreement" is the agreement dated as of ______ __, ____, relating to the purchase by the Seller from Ford Motor Credit Company of the Receivables.

     The "Required Deposit Rating" shall be a rating on (i) short-term unsecured debt obligations of P-1 by Moody's Investors Service, Inc. and (ii) short-term unsecured debt obligations of A-1+ by Standard & Poor's Corporation; and any requirement that short-term unsecured debt obligations have the "Required Deposit Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

     The "Servicing Fee Rate" is 1.00% per annum.

     The "Specified Subordination Spread Account Balance" with respect to any Distribution Date shall be $______; except that in the event that on any Distribution Date (i) the annualized average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of net losses (i.e., the net balances of all Receivables which are determined to be uncollectible in the Collection Period, less any recoveries on Receivables charged off in the period or prior periods) to the Pool Balance as of the first day of each such Collection Period exceeds ___% or (ii) the average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of the number of Receivables that have been repossessed but not yet sold or are delinquent 60 days or more to the outstanding number of Receivables exceeds ___%, then the Specified Subordination Spread Account Balance for such Distribution Date shall be an amount equal to such percentage of the Pool Balance as of the opening of business of the first day of such Collection Period as is determined by deducting from ____ percent the following fraction, expressed as a percentage:
(x) 1 minus (y) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the Pool Balance both as of the opening of business of the first day of such Collection Period, but in no event shall the Specified Subordination Spread Account Balance be more than $______ or less than $______. On any Distribution Date on which the aggregate balance of the Class A Certificates is $______ or less after giving effect to distributions on such Distribution Date, the Specified Subordination Spread Account Balance shall be the greater of the balance described above or $______.

     The "Subordination Initial Deposit" is $______.

                                  ARTICLE VII

     Section 7.1 Additional Representations and Warranties of the Seller. The Seller does hereby make the following representations and warranties on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates:

            (i) New and Used Vehicles. Approximately ___% of the aggregate Principal Balance of the Receivables, constituting ___% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates;

            (ii) Origination. Each Receivable shall have an origination date on or after ______ __, ____;

            (iii) Maturity of Receivables. Each Receivable shall have an original maturity of not greater than [sixty (60) months];

            (iv) Minimum Annual Percentage Rate. Each Receivable shall have an Annual Percentage Rate equal to or greater than ___%;

            (v) Scheduled Payments. Each Receivable shall have a first Scheduled Payment due on or prior to ______ __, ____ and no Receivable shall have a payment that is more than [thirty (30)] days overdue as of the Cutoff Date;

            (vi) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto;

            (vii) No Extensions. The number of Scheduled Payments shall not have been extended on any Receivable on or before the Cutoff Date;

            [(viii) No Receivables Originated in Alabama or Pennsylvania. No Receivable shall have been originated in Alabama or Pennsylvania;] and

            (ix) Rating Agencies. The rating agencies rating the Certificates are Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.


                                  ARTICLE VIII

     Section 8.1 Ford Motor Credit Company Not to Resign as Servicer. Subject to the provisions of Section 18.3 of the Standard Terms and Conditions of Agreement, Ford Motor Credit Company shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Ford Motor Credit Company shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have taken the actions required by the last paragraph of Section 19.1 of the Standard Terms and Conditions of Agreement and shall have assumed the responsibilities and obligations of Ford Motor Credit Company in accordance with Section 19.2 of the Standard Terms and Conditions of Agreement.

                                   ARTICLE IX

     Section 9.1 Agent for Service. The agent for service for the Seller and the Servicer shall be J.D. Bringard, Esq., Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121.

                                   ARTICLE X

     Section 10.1  Additional Covenants of the Seller.

     (a) The Seller agrees with each nationally recognized rating agency which has been requested by the Seller or an affiliate to rate the Class A Certificates issued pursuant to this Agreement and which is then rating such Certificates that it shall not issue any additional securities that could reasonably be expected to affect materially and adversely the Certificates issued pursuant to this Agreement unless it shall have first obtained written confirmation from such rating agency that such issuance will not result in the qualification, downgrading or withdrawal of the then current rating assigned to the Class A Certificates. The Seller shall provide a copy of any such written confirmation to the Trustee.

     (b) The Seller shall not, without first receiving written confirmation from each nationally recognized rating agency which has been requested by the Seller or an affiliate to rate the Class A Certificates and which is then rating such Certificates that the then current rating assigned to the Class A Certificates will not result in the qualification, downgrading or withdrawal of such rating, and, upon the Seller's receipt of such written confirmation from each such rating agency, the Trustee shall, without any exercise of its own discretion, provide its written consent to the Seller, do any of the following:

            (i) engage in any business or activity other than those set forth in Section 2.3 of the Seller's Limited Partnership Agreement;

            (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in connection with Notes (as defined in the Seller's Limited Partnership Agreement) and (B) any indebtedness to Ford Motor Credit Company or any affiliate thereof incurred in connection with the acquisition of receivables or certificates issued by trusts established by Ford Motor

      Credit Company or Ford Credit Auto Receivables Corporation or any affiliate thereof;

            (iii) dissolve or liquidate, in whole or in part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

           (A) the entity (if other than the Seller) formed or surviving the consolidation or merger of which acquires the properties and assets of the Seller is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Seller, including those obligations of the Seller under this Agreement, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Third, Article Fourth and Article Fifteen of the General Partner's Certificate of Incorporation; and

           (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Seller or any agreements relating to such indebtedness; or

            (iv) without the affirmative vote of 100% of the members of the Board of Directors of the General Partner, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited partnership or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take limited partnership action in furtherance of any such action.

     IN WITNESS WHEREOF, the Seller, the Servicer, and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                FORD CREDIT AUTO
                                RECEIVABLES TWO L.P.

                                By: FORD CREDIT AUTO
                                    RECEIVABLES TWO, INC.,
                                    as General Partner

[SEAL]


ATTEST:                         By:
                                    _______________________
                                    TITLE:



___________________________
TITLE:


                                FORD MOTOR CREDIT COMPANY

[SEAL]


ATTEST:                         By: ________________________
                                    TITLE:



___________________________
TITLE:



                                ______, as Trustee






ATTEST:                         By: ________________________
                                    TITLE:






___________________________
TITLE:  Trust Officer

                                      ______, as Class A Agent
                                           Pursuant to Section 14.7
                                           hereof


ATTEST:                               By: _________________________
                                         TITLE:




___________________________
TITLE:  Trust Officer

                                   SCHEDULE A


                              LIST OF RECEIVABLES



                              DELIVERED TO TRUSTEE


                                   AT CLOSING

                                   SCHEDULE B

                            LOCATION OF RECEIVABLES

Indianapolis
5875 Castle Creek Pkwy. North Drive
Suite 240
Indianapolis, IN  46250-4308

Detroit-North
580 Kirts Boulevard
Suite 300
Troy, MI  48084

Chicago-North
9700 Higgins Road
Suite 720
Rosemont, IL  60018

Ohio South
9797 Springboro Pike
Suite 302
Miamisburg, OH  45343

Detroit/West
One ParkLane Blvd.
Suite 405E
Dearborn, MI  48126

Chicago South
The Office of Waterfall Glen I
Suite 310
900 South Frontage Road
Woodridge, IL  60517

Grand Rapids
2851 Charlevoix Drive SE
Suite 300
Grand Rapids, MI  49546

Chicago - East
One River Place, Suite A
Lansing, IL  60438

Akron
175 Montroes West Avenue
Suite 300 Crown Pointe
Copley, OH  44321

Louisville
502 Executive Park
Louisville, KY  40207

Milwaukee
10850 W. Park Place
Suite 110
Milwaukee, WI  53224

Chicago West
2500 W. Higgins Rd.
Suite 280
Hoffman Estates, IL  60195-2008

Saginaw
4901 Towne Centre Rd.
Suite 200
Saginaw, MI  48605

Findlay
3500 North Main Street
Findlay, OH  45840-1447

Cleveland
5700 Lombardo Centre
Suite 101
Seven Hills, OH  44131-2581

Philadelphia
Bay Colony Executive Park
575 E. Swedesford
Suite 100
Wayne, PA  19087

New Jersey South
5000 Dearborn Circle
Suite 200
Mt. Laurel, NJ  08054

Baltimore-West
1829 Reistertown Road
Baltimore, MD  21208-8861

Long Island
972 Brush Hollow Road
5th Floor
Westbury, NY  11590-1740

Washington, D.C.
2440 Research Blvd.
Suite 150
Rockville, MD  20850-3293

New Haven
116 Washington Ave.
Floor #4
North Haven, CT  06473

Norfolk
Greenbrier Pointe
1401 Greenbrier Pkwy.
Suite 350
Chesapeake, VA  23320

New Jersey North
103 Eisenhower Parkway
4th Floor
Roseland, NJ  07068-1069

Pittsburgh
Foster Plaza 9
750 Holiday Drive
4th Floor, Suite 420
Pittsburgh, PA  15220-2783

Richmond
300 Arboretum Place
Suite 320
Richmond, VA  23236

Syracuse
5788 Widewaters Pkwy.
DeWitt, NY  13214

Westchester
660 White Plains Road
Tarrytown, NY  10591-0010

Mobile
1201 Montlimar Dr.
Suite 700
Mobile, AL  36609

Birmingham
3535 Grandview Parkway
Suite 340
Birmingham, AL  35243

Orlando
2600 Lake Lucien Drive
Suite 306, The Forum Bldg.
Maitland, FL  32751

Memphis
6555 Quince Road
Suite 300
Memphis, TN  38119

Atlanta - North
North Park Town Center
1000 Abernathy Rd. N.E.
Bldg. 400, Suite 180
Atlanta, GA  30328

Greensboro
1500 Pinecroft Rd.
Suite 220
Greensboro, NC  27407

Charlotte
5832 Farm Pond Lane
Suite 200
Charlotte, NC  28212

Jacksonville
9485 Regency Square Boulevard
Jacksonville, FL  32225

Jackson
Highland Village Center
4500 I-55 North
Suite 292
Jackson, MS  39211

Columbia
250 Berryhill Road
Suite 201
Columbia, SC  29210

Miami
6303 Blue Lagoon Drive
Suite 200
Miami, FL  33126

Dothan
3160 West Main Street
Suite 1
Dothan, AL  36301-1180

Nashville
565 Marriott Drive
Suite 190, Highland Ridge
Nashville, TN  37210

Raleigh
3651 Trust Drive
Raleigh, NC  27604

Tampa
Lincoln Pointe, Suite 800
2502 Rocky Point Drive
Tampa, FL  33607

Odessa
Ashford Park Office Center
Suite 201A
2626 John Ben Sheppard Parkway
Odessa, TX  79762

Lubbock
Suite 200
4010 82nd Street
Lubbock, TX  79424

Dallas
801 E. Campbell Road
Suite 600, Campbell Forum
Richardson, TX  75081

Austin
1701 Directors Blvd.
Suite 320
Austin, TX  78744

Fort Worth
2350 W. Airport Hwy.
Suite 400, Center Park Tower
Bedford, TX  76022

Beaumont
2615 Calder
Suite 715
Beaumont, TX  77704

Houston-West
820 Gessner
Suite 700
Houston, TX  77024

Harlingen
1916 East Harrison
Harlingen, TX  78550

Corpus Christi
5350 South Staples
Suite 225
Corpus Christi, TX  78411

Little Rock
1701 Centerview Dr.
Suite 301
Little Rock, AR  72211

Amarillo
1616 S. Kentucky
Suite 130  Bldg. D
Amarillo, TX  79102

El Paso
1200 Golden Key Circle
Suite 104
El Paso, TX  79925

Albuquerque
6100 Uptown Blvd., NE
Suite 300
Albuquerque, NM  87110

Houston-North
363 N. Sam Houston Pkwy. E.
Suite 700
Houston, TX  77060

San Antonio
1600 N.E. Loop 410
Suite 200
San Antonio, TX  78209

Tulsa
9820 East 41st St.
Suite 300
Tulsa, OK  74145

Minneapolis
11095 Viking Drive
Suite 308, One Southwest Crossing
Eden Prairie, MN  55344-7290

Wichita
7570 West 21st Street
Wichita, KS  67212

St. Louis
4227 Earth City Exp.
Suite 100
Earth City, MO  63045

Jefferson City
210 Prodo Drive
Jefferson City, MO  65109

Kansas City
8717 West 110th Street
Bldg. #14, Suite 550
Overland Park, KS  66210

Des Moines
4200 Corporate Drive
Suite 107
West Des Moines, IA  50266

Omaha
10040 Regency Circle
Suite 100
Omaha, NE  68114-3786

Davenport
2535 Tech Drive
Suite 300, Commerce Exch. Bldg.
Bettendorf, IA  52722

Denver
6300 S. Syracuse Way
Suite 195
Englewood, CO  80111

Fargo
3100 13th Ave. South
Suite 304
Fargo, ND  58103

Springfield
3275 E. Ridgeview
Springfield, MO  65804-1816

Waterloo
211 E. San Marnan Dr.
Waterloo, IA  50702

San Bernadino
1615 Orange Tree Lane
Suite 215
Redlands, CA  92374

Salt Lake City
310 E. 4500 South
Suite 340
Murray, UT  84017

Honolulu
1585 Kapiolani Blvd.
Suite 922, Ala Moano Pacific Center
Honolulu, HI  96814

Spokane
North 901 Monroe
Suite 350
Spokane, WA  99210-2148

Grand Junction
744 Horizon Ct.
Suite 330
Grand Junction, CO  81506

San Francisco
4301 Hacienda Dr.
Suite 400
Pleasanton, CA  94588

Portland
10220 S.W. Greenburg Rd.
Suite 415
Portland, OR  97223-5506

Sacramento
2720 Gateway Oaks Dr.
Suite 200
Sacramento, CA  95833

San Diego
3111 Camino Del Rio N.
Suite 1333
San Diego, CA  92108

Phoenix
4742 North 24th Street
Suite 215
Phoenix, AZ  85016

San Jose
1900 McCarthy Blvd.
Suite 400
Milpitas, CA  95035

Seattle
13555 S.E. 36th Street
Suite 350
Bellevue, WA  98006

Orange
765 The City Drive
Suite 200
Orange, CA  92668

Anchorage
3201 C Street
Suite 203
Anchorage, AK  99503

Appleton
54 Park Place
Appleton, WI  54915-8861

South Bend
4215 Edison Lakes Parkway
Suite 140
Mishawaka, IN  46545

Columbus
655 Metro Place South
Suite 470, Metro V
Dublin, OH  43017-0792

Henderson
618 North Green Street
Henderson, KY  42420

Lansing
2140 University Park Drive
Okemos, MI  48864

Marshall
1408 North Michigan
Marshall, IL  62441

New Jersey-Central
101 Interchange Plaza
Cranbury, NJ  08512

Huntington
3425 U.S. Route 60 East
Barboursville, WV  25504

Buffalo
95 John Muir Drive
Suite 102
Amherst, NY  14228

Manchester
4 Bedford Farms
Bedford, NH  03110

Harrisburg
4900 Ritter Road
Mechanicsburg, PA  17055

Boston South
Southboro Place, 2nd Floor
352 Turnpike Road
Southboro, MA  01772

Boston North
One Tech Drive, 3rd Floor
Andover, MA  01810-2497

Portland
2401 Congress Street
Portland, ME  04102

Albany
5 Pine West Plaza
Albany, NY  12205

Roanoke
5238 Valley Pointe Pkwy.
Roanoke, VA  24019

Falls Church
1420 Springhill Road
Suite 550
McLean, VA  22102

Bristol
Landmark Center - Suite A
113 Landmark Lane
Bristol, TN  37620

Chattanooga
6025 Lee Highway
Suite 443
Chattanooga, TN  37421

Decatur
401 Lee Street
Suite 500
Decatur, AL  35602

Fayetteville
4317 Ramsey Street
Suite 300
Fayetteville, NC  28311

Athens
3708 Atlanta Highway
Athens, GA  30604

Knoxville
5500 Lonas Drive
Suite 260
Knoxville, TN  37909

Macon
5400 Riverside Drive
Suite 201
Macon, GA  31210

Pensacola
25 W. Cedar Street
Suite 316
Pensacola, Fl  32501

Savannah
6600 Abercorn Street
Suite 206
Savannah, GA  31405

Tyler
821 East SE Loop 323
Suite 300
Tyler, TX  75701

Oklahoma City
4101 Perimeter Ctr Dr.
Suite 300, Perimeter Center
Oklahoma City, OK  73112-2304

Baltimore-East
Campbell Corporate Center One
4940 Campell Blvd., Suite 140
Whitemarsh Business Community
Baltimore, MD  21236

Billings
1643 Lewis Avenue
Suite 201
Billings, MT  59102

Cheyenne
6234 Yellowstone
Cheyenne, WY  82009

Cape Girardeau
2851 Independence
Cape Girardeau, MO  63701

Atlanta -South
1691 Phoenix Blvd.
Suite 300
Atlanta, GA  30349

Pasadena
800 East Colorado Blvd.
Suite 400
Pasadena, CA  91109

Colorado Springs
5575 Tech Center Dr.
Suite 220
Colorado Springs, CO  80919

South Bay
301 E. Ocean Boulevard
Suite 1900
Long Beach, CA  90802

Ventura
260 Maple court
Suite 210
Ventura, CA  93003

Las Vegas
3900 Paradise Road
Suite 239
Las Vegas, NV  89109

Eugene
1600 Valley River Drive
Suite 190
Eugene, OR  97401

Tupelo
One Mississippi Plaza
Tupelo, MS  38801

Charleston
4975 Lacross Road
Suite 150, Rivergate Center
North Charleston, SC  29418-6518

Western Carolina
215 Thompson Street
Hendersonville, NC  28739-2828

New Orleans
3838 N. Causeway Blvd.
Suite 3000
Metairie, LA  70002

Lafayette
Saloom Office Park
Suite 350
100 Asma Boulevard
Lafayette, LA  70508

Shreveport
South Pointe Centre, Suite 200
3007 Knight Street
Shreveport, LA  71105